Exhibit 77(q)(1)
                                    Exhibits

(a)(1) Amendment No. 16 to the Trust Instrument effective July 29, 2005, regarding establishment of ING Institutional Prime Money Market Fund previously filed as an Exhibit to the Post-Effective Amendment No. 30 to the Registrant's Registration Statement on Form N-1A on July 21, 2005 and incorporated herein by reference.
(e)(1) Amended and Restated Management Agreement dated July 29,2005 between ING Funds Trust and ING Investments, LLC previously filed as an Exhibit to the Post-Effective Amendment No. 30 to the Registrant's Registration Statement on Form N-1A on July 21, 2005 and incorporated herein by reference.
(e)(2) Amended Schedule A with respect to the Sub-Advisory Agreement between ING Investments, LLC and ING Investment Management Co. dated January 1, 2005 previously filed as an Exhibit to the Post-Effective Amendment No. 28 to the Registrant's Registration Statement on Form N-1A on May 13, 2005 and incorporated herein by reference.
(e)(3) Amended Schedule A with respect to the Sub-Advisory Agreement between ING Investments, LLC and ING Investment Management Co. dated July 29, 2005 previously filed as an Exhibit to the Post-Effective Amendment No. 30 to the Registrant's Registration Statement on Form N-1A on July 21, 2005 and incorporated herein by reference.